EXHIBIT 21.1

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation
Lodging Fund REIT III OP, LP	Delaware
Lodging Fund REIT III TRS, Inc.	Delaware
LF3 Cedar Rapids, LLC	Delaware
LF3 Cedar Rapids TRS, LLC	Delaware
LF3 Pineville, LLC	Delaware
LF3 Pineville TRS, LLC	Delaware
LF3 Eagan, LLC	Delaware
LF3 Eagan TRS, LLC	Delaware
LF3 Prattville, LLC	Delaware
LF3 Prattville TRS, LLC	Delaware
LF3 Lubbock Casa, LLC	Delaware
LF3 Lubbock Casa TRS, LLC	Delaware
LF3 Lubbock Expo, LLC	Delaware
LF3 Lubbock Expo TRS, LLC	Delaware
LF3 Southaven, LLC	Delaware
LF3 Southaven TRS, LLC	Delaware
LF3 Aurora, LLC	Delaware

LF3 Aurora TRS, LLC

LF3 El Paso, LLC

LF3 El Paso TRS, LLC

LF3 Houston, LLC

LF3 Houston TRS, LLC

LF3 Northbrook, LLC

LF3 Northbrook TRS, LLC

LF3 Fargo Med, LLC

LF3 Fargo Med TRS, LLC

LF3 El Paso Airport, LLC

LF3 El Paso Airport TRS, LLC

LF3 Lakewood, LLC

LF3 Lakewood TRS, LLC

LF3 RIFC, LLC

LF3 RIFC TRS, LLC

LF3 Pineville 2, LLC

LF3 Pineville 2 TRS, LLC

LF3 Charlotte, LLC

LF3 Charlotte TRS, LLC

LF3 Wichita, LLC

LF3 Wichita TRS, LLC

High Desert Garden Holdings, LLC

Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware Delaware